C-Chip's security products obtaining recognition from insurance companies

January 22, 2003 - C-Chip Technologies Corporation (OTCBB: CCHI) is pleased to report that its family of security products designed for the automotive industry and power sports vehicles is getting increasing recognition from insurance companies.

Stephane Solis, President & CEO, states: "We are extremely pleased to see that companies such as AXA, Allstate and others are now authorizing our anti-theft products for automobiles and power sports vehicles and, consequently, are offering consumers choosing to have our devices installed on their vehicles a discount on their insurance premiums. For C-Chip, this is a major endorsement for our security offerings which will undoubtedly contribute to increasing our market penetration in both the automobile and sports vehicles industries."

C-Chip's security products for the automotive and sports vehicle industries now include the Hawk and Shadow series. The Hawk series includes two cost-effective products based on RFID (Radio Frequency Identification) technology. The Hawk units are small, easily hidden, simple to install and are totally unobtrusive to users. The Shadow series adds GPS technology enabling the location of stolen assets.

James Mashtoub, COO, indicates: "Every 27 seconds, a vehicle is stolen in North America. The estimated total value of stolen vehicles is about US$8.2 billion each year. The economic impact of auto-theft is very significant. When we began developing the Hawk and the Shadow series our goal was to come up with a line of products that would render theft of vehicles nearly impossible, or in the event of theft, would allow the location of the stolen vehicle, all this while always keeping our prices at a level that would incite insurance companies to make our product almost mandatory for all policy holders."

About the C-Chip™ Technology

The C-Chip™ is a new wireless, web-based  set of communication tools that offers business users remote access, control, and monitoring of a wide range of assets, including vehicles, office equipment and industrial machinery. It allows selective enabling, disabling and any other commands at will, from anywhere to practically anywhere in North America using the Internet. Applications for the C-Chip™ technology offers significant opportunities within the markets for credit, security and asset management solutions. Detailed information on the technology and its applications is available on our web-site at www.c-chip.com.

About C-Chip Technologies Corporation

C-Chip Technologies Corporation is positioned in an emerging and rapidly growing industry which is about interconnecting machines with IT infrastructures and mobile assets. We integrate wireless communications, on-line transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology to enable business users to efficiently access, control and manage remote assets at low costs. The Company's goal is to be recognized as a leading provider of credit management solutions for financial institutions, of security solutions for insurance companies and asset management solutions for car rental companies and urban fleets.

Contact:
Stephane Solis, President & CEO
C-Chip Technologies Corporation
877-339-2447
ssolis@c-chip.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.